Exhibit 10.1
UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

In the Matter of BANK OF THE COMMONWEALTH Norfolk, Virginia	Docket No. 11-082-PCA-SM Prompt Corrective Action Directive Issued Upon Consent Pursuant to Section 38 of the Federal Deposit Insurance Act, as Amended

WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) has determined that, as of June 30, 2011, Bank of the Commonwealth, Norfolk, Virginia (the “Bank”), a state-chartered bank that is a member of the Federal Reserve System, is critically undercapitalized, as defined in section 208.43(b)(5) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(5)), for purposes of section 38 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1831o);

WHEREAS, the actions in this Prompt Corrective Action Directive (the “Directive”) are necessary to carry out the purposes of section 38 of the FDI Act; and

WHEREAS, on June 30, 2011, the board of directors of the Bank, at a duly constituted meeting, adopted a resolution authorizing and directing Richard J. Tavss to enter into this Directive on behalf of the Bank, and consenting to compliance with each and every provision of this Directive by the Bank and its institution-affiliated parties, as defined in section 3(u) of the FDI Act (12 U.S.C. § 1813(u)).

NOW THEREFORE, pursuant to section 38 of the FDI Act and section 208.45 of Regulation H of the Board of Governors, the Board of Governors immediately directs that:

1.          The Bank shall no later than 30 days of the date of this Directive (or such additional time as the Board of Governors may permit), in conjunction with the Bank’s parent bank holding company Commonwealth Bankshares, Inc., Norfolk, Virginia:

(a)            Increase the Bank’s equity through the sale of shares or contributions to surplus in an amount sufficient to make the Bank adequately capitalized as defined in section 208.43(b)(2) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(2));

(b)            enter into and close a contract to be acquired by a depository institution holding company or combine with another insured depository institution, closing under which contract is conditioned only on the receipt of necessary regulatory approvals, the continued accuracy of customary representations and warranties, and the performance of customary pre-closing covenants; or

(c)	take other necessary measures to make the Bank adequately capitalized.

2.	The Bank shall comply fully with the provisions of section 38(d)(1) of the

FDI Act (12 U.S.C. § 1831o(d)(1)) restricting the making of any capital distributions, including, but not limited to, the payment of dividends.

    3.           The Bank shall not, without the prior written approval of the Federal Reserve Bank of Richmond (the “Reserve Bank”) and the fulfillment of one of the requirements set forth in paragraph 1, solicit and accept new deposit accounts or renew any time deposit bearing an interest rate that exceeds the prevailing effective rates on deposits of comparable amounts and maturities in the Bank’s market area.

    4. The Bank shall comply fully with the provisions of sections 38(f)(4)(A)(i) and (ii) of the FDI Act (12 U.S.C. §§ 1831o(f)(4)(A)(i) and (ii)) restricting the payment of bonuses to senior executive officers and increases in compensation of such officers.

    5. The Bank shall comply fully with the provisions of sections 38(e)(3) and (4) of the FDI Act (12 U.S.C. §§ 1831o(e)(3) and (4)) restricting asset growth, acquisitions, branching, and new lines of business.

6.	The Bank shall comply fully with the provisions of section 38(i) of the FDI Act

(12 U.S.C. §§ 1831o(i)) and sections 325.101(c) and 325.105(a)(4) of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) (12 C.F.R. §§ 325.101(c) and 325.105(a)(4)) restricting certain activities, including, but not limited to, making any material change in accounting methods and engaging in any covered transaction, as defined in section 23A of the Federal Reserve Act (12 U.S.C. § 371c) without the prior written approval of the FDIC.

    7. Thirty days after the date of this Directive and monthly thereafter, the Bank shall submit to the Reserve Bank written progress reports detailing the steps taken to comply with this Directive.

                    8. All communications regarding this Directive shall be sent to:

(a)	Ms. Joan T. Garton Vice President
Federal Reserve Bank of
Richmond P.O. Box 27622
Richmond, Virginia 23261-7622

(b)	Mr. Chris E. Beisel
Chief Executive Officer
and President
Bank of the Commonwealth
Commonwealth Bankshares, Inc.
Post Box 1177
Norfolk, Virginia 23501-1177

    9. Notwithstanding any provision of this Directive, the Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of this Directive.

    10. The provisions of this Directive shall be binding upon the Bank and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

    11. Each provision of this Directive shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Board of Governors.

    12. The provisions of this Directive shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state department or agency from taking any other action affecting the Bank or any of its current or former institution-affiliated parties and their successors or assigns.

    13.   (a)            The Directive does not supersede the Written Agreement by and among Commonwealth Bankshares, Inc., the Bank, the Reserve Bank, and the State Corporation Commission Bureau of Financial Institutions (the “Bureau”), dated July 2, 2010.

                (b)            Notwithstanding any provision of this Directive, the Bank shall comply with any other supervisory action issued by the Board of Governors, the Reserve Bank, or the Bureau, or the Federal Deposit Insurance Corporation.

    14. As set forth in section 263.205 of the Board of Governors’ Rules of Practice for Hearings (12 C.F.R. § 263.205), this Directive is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

    By order of the Board of Governors of the Federal Reserve System, effective this 1st day of July, 2011.

BANK OF THE COMMONWEALTH		BOARD OF GOVERNORS OF THE
FEDERAL RESERVE SYSTEM

By:	/s/ Richard J. Tavss	By:	/s/ Jennifer J. Johnson
	Richard J. Tavss		Jennifer J. Johnson
	Chairman		Secretary of the Board
Bank of the Commonwealth